Exhibit 10.19
                                                               Portions redacted
                                     * Certain information on this page has been
                                       omitted and filed separately with the
                                       Securities and Exchange Commission.
                                       Confidential treatment has been requested with respect to the omitted portions.

                                 Agent Agreement

THIS AGREEMENT is made as of March 12, 2004 in Suzhou, China

AMONG:

          Allwin Biotrade, Inc., a corporation organized under the laws of British Virgin Islands with an office at East Asia Chambers, P.O. Box 901, Road Town, Tortola, British Virgin Islands

          ("Allwin Biotrade" Or "Agent")

AND:

          Jiangsu Wuzhong Industry Co. Ltd., a corporation Organized under the laws of the People's Republic of China with an office at 338, East Baodai Road, Wuzhong District, Suzhou, People's Republic of China.

          ("Wuzhong")

AND:

          Jiangsu Wuzhong Industry Co. Ltd. Suzhou Zhongkai Bio-Pharmaceuticals Plant, a corporation organized under the laws of the People's Republic of China with an office at 5, ChengHu Road, Wuzhong Economic Zone of Development, SuZhou, People's Republic of China.

          ("Zhongkai")


          ("Wuzhong" and "Zhongkai" are collectively hereinafter as "Licensors")

          (Allwin Biotrade are collectively hereinafter as "Agent")

Each party is referred hereinafter as a "Party", or "collectively as "Parties")

WHEREAS:

     A. Licensor owns certain proprietary rights and license to use, sell or market a cytokine commonly know as Recombinant Human Granulocyte Colony Stimulating Factor ("rhG-CSF" or "Product") in People's Republic of China ("PRC")

     B. Agent possesses the expertise and experience in working with its Licensees internationally to register and market certain biotech products outside of China.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

     C. Licensor and Agent had signed a Letter of Intent on October 17, 2003 to confirm the Parties' intention to enter into an agreement under which Agent would be the exclusive agent to market Licensors' rhG-CSF and other agreed upon products for all indications in certain countries and territories outside of China.


THIS AGREEMENT WITNESSES that in consideration of $1 paid and other consideration given, by each party to each other party, the, receipt and sufficiency of which each party acknowledges, the parties severally AGREE as follows:

Article 1.     DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires:

     1.1.1 "Product" means purified, quality-controlled Recombinant Human Granulocyte Colony Stimulating Factor, in bulk or finished dosages manufactured by Licensors;

     1.1.2 "Affiliate" of a party means a corporation or entity that, directly or indirectly, controls, is under common control with or is controlled by the specified party;

     1.1.3 "Arrival Airport" means the closest international airport to the shipping address specified in each Purchase Order.

     1.1.4 "FOB" shall have the meaning set forth in the International Chamber of Commerce document, "Incoterms 2000".

     1.1.5 "Current GMP" means current good manufacturing practices as determined by the World Health Organization;

     1.1.6 Departure Airport" means any of the major airports in the People's Republic of China, including but not limited to airports in Beijing, Shanghai and Nanjing;

     1.1.7 "Drug Master File" or "DMFI" means any and all information, process, techniques and data in Allwin Biotrade's possession relating to the Product as far as required to obtain Product Approval.

     1.1.8 "Market Area" means the territory or territories described in Schedule B;

     1.1.9 "Indication" means the use of the Product to treat a particular condition as described in Schedule B;

     1.1.10    "Marketing Plan" has the meaning set out in ss.3.1;

     1.1.11 "Parties" means both of the parties hereto collectively; and "Party," depending upon context, shall mean either of them.

     1.1.12 "Registration Dossiers" means any and all information, processes, techniques, and data in Agent's possession relating to the Finished Products as far as required to obtain Product Approval.

     1.1.13 "Licensee" means any entity to which Agent grants sub-licenses of the Product under Agent's rights specified in this Agreement.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

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

1.2 In this Agreement, except as otherwise expressly provided or as the context otherwise requires,

     1.2.1 "this Agreement" means this agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Agreement,

     1.2.2 a reference to a Part is to a Part of this Agreement, and the symbol ss. followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or sub-clause of this Agreement so designated,

     1.2.3 headings are solely for convenience or reference and are not intended to be complete or accurate descriptions of content or to be guides to interpretation of this Agreement or any part of it,

     1.2.4 the word "including", when following a general statement or term, is not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest possible scope,

     1.2.5 an accounting term not otherwise defined herein has the meaning assigned to it,

     1.2.6     a  reference  to  a  statute   includes  all   regulations   made
               there-under, all amendments to the statute or regulations in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulations,

     1.2.7     a reference to an entity includes any successor to that entity,

     1.2.8 a word importing the masculine gender includes the feminine and neuter, a word in the singular includes the plural, a word importing a corporate entity includes an individual, and vice versa ,and

     1.2.9 a reference to "approval", "authorization" or "consent" means written approval, authorization or consent.

Article 2.     GRANT OF LICENSE

License

2.1 Subject to the terms of this Agreement, Licensors hereby appoint Agent to be the exclusive agent and distributor to market the Product and Finished Product from Licensors in the Market Area as specified in Schedule B. To clarify further, in such Market Area described in Schedule B, Licensors shall not appoint any other agents or distributors, or grant any licensing or sub-licensing rights of Products or Finished Products, or sell the Product or Finished Products directly or indirectly in the Market Area without the Agent. Meanwhile, Agent is not permitted to own an agent right or to distribute Recombinant Human Granulocyte.

Colony Stimulating Factor for any other rhG-CSF manufacturers in China

2.2  [Omitted Intentionally]

2.3 Nothing in this Agreement confers on Agent any interest, license or right in respect of Product, other than as set out herein, and the Product will remain the exclusive property of the Licensors.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

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
Sales of the Product outside of the Market Area are prohibited unless agreed by Licensors and Agent will have no manufacturing rights of the Product.

Agent's Regulatory Obligations

2.4 Agent will be responsible for marketing and arranging licensing agreement with any potential customers or Licensees to enable the Sale of the Product in the Marker Area. In particular, Agent will

     2.4.1     Initiate  and  engage  in  discussion   and  negotiate  with  any
               potential   customers  or  Licensees  to  enter  into   licensing
               agreements to obtain registration and to sell and market the Product in the Market Area.

     2.4.2 Assist Licensors, at Licensors' own expense as specified in Schedule D, in meeting the documentation requirements in the Market Area to enable the Licensees to submit the appropriate documentation to all applicable regulatory authorities in the Market Area.

     2.4.3 Liaise with Licensees and follow up on the registration process to make sure the Licensees will use all reasonable efforts to receive the: product approval in the Market Area in the shortest possible time.

     2.4.4 Assist Licensors in obtaining quotes and estimates from contract service organizations in the United States of America and the European Union to undertake the testing to be performed.

     2.4.5 Assist, if necessary, Licensors to liaise with the United States Department of Agriculture to obtain permits for Licensors to export the tested articles to a contract service organization based in the United States.

2.5 Licensors will use their best efforts together with Agent and Licensees to generate documentation in obtaining the Product Approval, including providing to Agent and Licensees

     2.5.1 the open part of the Drug Master File (`"DMF"): Product will be described in a DMF of which Agent and Licensees wilt receive the open part and Licensors will supply the closed part of the DMF directly to the applicable regulatory authorities of the Market Area. To clarify further, Agent or Licensees may not have access to the closed part of the DMF.

     2.5.2 any necessary information concerning the Product in the case of any question from the applicable regulatory authorities in the Market Area

     2.5.3 reasonable amounts of the Product, at the cost of Licensors, necessary for Agent or Licensees to conduct such research or clinical testing required to be completed in order to obtain the Product Approval.

     2.5.4 access to the production facility, upon reasonable notice from the Agent, for the audit by applicable regulatory authorities and/or Licensees of the Market Area.

Notwithstanding the foregoing, nothing will obligate Licensors or any of its Affiliates to conduct any research activities or clinical trials in order for Agent or Licensees to obtain the Product Approval except that Licensors agree to perform at its own expense; (i) biosafety testing and characterization of its e.coli cell line master cell bank; (ii) biosafety testing and characterization of end-or-passage cells (cells at the limit of in vitro life), (iii) bioburden testing of samples of at least three batches of raw supernatant and (iv) validation of viral clearance in the downstream purification process.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

Licensor shall be responsible for completing all of the validations, verifications and characteristics required for a regulatory approval for rhG-CSF; Licensor shall be responsible for compliance to international pharmaceutical-biotechnological manufacturing GMP guidelines.

Sublicenses

2.6 Agent has sublicensing right to grant sublicenses granted under this Agreement to appoint other entities as Licensees for the purpose of selling and marketing the Product within the Market Area. Agent should provide a copy of all sublicensing agreements signed between Agent and Licenses to Licensor within 15 days of signing of such agreements provided that such disclosure is not in violation of the confidentiality agreed between Agent and Licensees.

Article 3.    MARKETING

Marketing Plan

3.1 Agent and Licensors will jointly develop a marketing plan (the "Marketing Plan") for the sale of the Product in the Market Area. The initial Marketing Plan, which covers the following l2 Month period, will be prepared within 120 days after signing of this Agreement and an update of such Marketing Plan with a rolling l2-month forecast will be done every three months thereafter. The Marketing Plan will be reviewed quarterly by representatives of Agent and Licensors.

Article 4.     PRICING, ORDERS AND PAYMENT

     "See Schedule A"

4.1 Notwithstanding any change in the Product pricing set out in Schedule A, no price change will affect the price of any Product for which a purchase Order has been issued and accepted.

4.2 All Product pricing set out in Schedule A are on a FOB basis. The Arrival Airport will be specified in each Purchase Order.

4.3 Prices for Product are exclusive of customs fees and exercise and sales taxes in the importing country, and other taxes in the importing country in the nature of a sales tax, now existing or hereinafter imposed by national authorities or those of any political subdivision thereof upon the sale of Product by Licensors to Agent. In the event any such fee or tax is imposed on, or assessed against, Licensors as a result of the sale and delivery of Product hereunder, Licensors shall separately itemize such fees and taxes on the applicable invoices and Agent shall pay the appropriately invoiced amount within 60 days after receiving such invoices from Licensor.

Purchase Orders

4.4 Agent will prepare purchase orders ("Purchase Orders") for all Product and each such order will specify the quantity of Product and any other information that either party considers necessary. Purchase Orders cannot be amended without the consent of Licensors.

4.5  Licensors   willl   acknowledge   receipt  of  all  Purchase  Orders  by  a
facsimile/e-mail sent within five (5) business days after receipt of the Purchase Order.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

Delivery Times

4.6 Licensors will promptly fill all Purchase Orders received from Agent in accordance with the terms of each Purchase Order. If Licensors are able to deliver the Product in a shorter period of time than specified in the Purchase Order, it will notify Agent of such earlier delivery date.

4.7 Notwithstanding ss.4.8, if Licensors for any reason can not meet the delivery times in a Purchase Order, it will notify Agent of the expected delivery date when it confirms the Purchase Order under ss.4.7. Upon receipt of Licensor's notice of the expected delivery date, Agent may, on notice delivered to Licensors within five (5) business days of Agent' receipt of Licensor's confirmation of the Purchase Order, withdraw the Purchase Order. If the Purchase Order is not withdrawn, the delivery times in ss.4.8 will be deemed to be amended to the time set out in Licensors confirmation of the Purchase Order. Payment

4.8 Within the first year of business operation (1 year from the date of first purchase order), the payment by Agent will be made by Letter of Credit (L/C) at 60 days after shipment.

4.9  Other means of payment could be discussed after that period.

Title and Risk

4.10 All Product pricing is on a FOB basis. Title to the Product and risk of toss or damage shall pass to the Licensees when such Product is delivered onto the carrier at the Departure Airport.

Audit Right

4.11 Licensors will keep clear and accurate books; and records of all sales of Finished Products in the Market Area. Up to twice a year, at the request and expense of Agents, and upon at least five days prior written notice, Licensors will permit Agent to review the books and sales records of the Market Area during regular business hours.

Additional Procedures

4.12 The parties recognize that additional procedures related to the purchase and shipment of Product may be necessary from time to time during the term of this Agreement and each will cooperate with the other to formulate and implement new policies and procedures.

Article 5.    MANUFACTURING

Specifications

5.1 Licensor will produce all Product conforming to specifications laid down in Schedule B and in accordance with current GMPs in effect at the time of manufacturing. All changes planned for the production of the product will have to be announced to Agent before implementation.

Shipping

5.2 Licensors will ensure that each shipment conforms to the Purchase Order and all Product will be packaged and shipped to the Arrival Airport as specified in each Purchase Order in accordance with the requirement for maintenance at 2(degree)C -8(degree)C cold chain during shipment. To permit the proper tracking of the Product, the air waybill number will be transmitted to Agent as soon as practicable after shipment of the Product.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

Testing of Product

5.3 Agent, through Licensees or itself may arrange for the Product to be tested at Agent's laboratory or at an independent third party facility to determine whether the efficacy or purity of the Product is within manufacturing specifications as provided for in the Product Approval. Agent will promptly notify Licensors of such test results once received.

5.4 Licensors or its Affiliates will provide the standard testing method of the Product to Agent.

5.5 If the testing conducted under ss.5.4 determines that the Product fails to meet the standards of efficacy or purity required under the terms of the Product Approval, Agent will be entitled to receive, at the Agent's choice, a refund of the purchase price as specified in the Purchase Order or a replacement shipment of the Product. Notwithstanding the foregoing, Licensors may, before providing a refund or replacement Product, conduct testing at an independent third party facility in the Market Area of the Product shipment. If the result of Licensors's testing indicates that the Product does meet the standards set out in the Product Approval, Licensors and Agent will use good faith efforts to resolve the discrepancy in the test results and make a determination as to the suitability of the shipment for sale.

Article 6.     CONFIDENTIALITY AND NON-COMPETITION

Confidentiality

6.1 During the term of the Agreement, and for a period of one (1) years following the expiration or earlier termination hereof, each Party shall exercise reasonable care to maintain in confidence all information of the other Party disclosed by the other Party and identified as, or acknowledged to be, confidential ("Confidential Information"), and shall not use, disclose or grant the use of Confidential Information except on a need-to-know basis to those directors, officers, employees and permitted assignees, to the extent such disclosure is reasonably necessary in connection with such Party's activities as provided in the Agreement. Prior to disclosure, each Party hereto shall obtain the written agreement of any such Person, who is not otherwise bound by fiduciary obligations to such Party to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by the Agreement. Each Party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other Party's Confidential Information.

Permitted Disclosures

6.2 The non-use and non-disclosure obligations contained in this article shall not apply to the extent that (a) any receiving Party ("the Recipient") is required (i) to disclose information by law, order or regulation of an administrative agency or a court of competent jurisdiction, or (ii) to disclose information to any administrative agency for purposes of obtaining approval to manufacture, test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other Party and sufficient opportunity to object, time permitting, to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the information was public knowledge, other than as a result disclosure to the Recipient by the other Party hereunder; (iii) the information was disclosed to the Recipient on an unrestricted basis from a third party not under a duty of confidentiality to the other Party; or (iv) the information was independently developed by employees of the Recipient without access to Confidential Information of the other Party.

Return Of Confidential Information Upon Termination

6.3 Upon termination of this Agreement, each Party shall promptly return to the other, at the other's request, any and all Confidential Information of the other then in its possession or under its control except if such information is covered under surviving rights.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

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

Article 7.    DISPUTE RESOLUTION

Disputes

7.1 If at any time there is a dispute among the parties with respect to any matter relating to this Agreement, any party that wishes the issue to be considered further will give notice to the other of that it requires the dispute to be decided under the terms of this Agreement.

Referral to Senior Officers

7.2 If a notice is given under ss.7.1, a senior officer designated by each party will undertake discussions for the purpose of settling the dispute. A decision reached by these officers and communicated in writing to the parties will be determinative of the dispute and will be binding on each party.

Arbitration

7.3 If no decision is reached under ss.7.2 within 30 days of the dispute being sent for consideration, either party may, by notice to the other party given at any time before a decision is rendered under ss.7.2, submit the dispute (or determination by a single arbitrator acting under Hong Kong International Arbitration Centre.

7.4 The arbitration will take place in Hong Kong and will be administered by the Hong Kong International Arbitration Centre and conducted in accordance with the procedures of the centre.

Article 8.     TERM AND TERMINATION

Term

8.1 This Agreement will be in effect for a ten-year period and will be renewed automatically for successive two-year terms unless other\vise terminated in accordance with the terms hereof (the "Term").

Termination by Either Party

8.2  Either party may terminate this Agreement

     8.2.1 upon notice given at least 180 days before the end of the current Term, such termination to come into effect at the end of that Term, or

     8.2.2     Immediately upon written notice if the other party

          8.2.2.1 is in breach or violates any of the terms and conditions of or fails to perform any of its obligations under this Agreement and, after receiving notice from the other party, does not cure such default within 45 days, or

          8.2.2.2 becomes insolvent, bankrupt, makes an assignment for the benefit of its creditors or has a receiver, receiver/manager, trustee or liquidator appointed in respect of its business or its assets.

Liabilities

8.3 Upon termination of this Agreement, Licensors will be required to complete any and all existing Purchase Orders as at the date of termination and Agent or Licensees will be required to receive and pay for all Products shipped in connection with such Purchase Orders.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------

                            CONFIDENTIAL INFORMATION

Article 9.     LIABILITIES AND INDEMNIFICATION

Indeminification

9.1 Licensors will indemnify, hold harmless and defend Agent, its officers, employees, Licensees and agents against any all claims, suits, losses, damages, costs) fees, and expenses resulting from or arising out of exercise of the rights granted under the definitive Agreement, the proper use of the Product or Finished Product and the sale of the Product or Finished Product under the label and indications. Zhongkai will not be held responsible for the Product or Finished Product being used off label and out of the indications as specified in Schedule B or wrongly handled during transportation or storage at Agent's or Licensees' premises. Agent shall ensure that Licensor is promptly notified of any such claims in which it intends to invoke this Article 9. Agent and its employees shall cooperate fully with Licensor and its legal representatives in the investigation and defense of any action) claim or liability covered by this indemnification.

Insurance

9.2 Licensors, at its sole cost and expense, will insure its activities in connection with the work under this Agreement and obtain, keep in force, and maintain insurance or an equivalent program of self insurance.

Article 10.    GENERAL PROVISIONS

Entire Agreement

10.1 This Agreement constitutes the entire agreement between the parties and supersedes every previous agreement, communication, negotiation, representation or understanding, whether oral or written, expressed or implied, between the parties with respect to the subject matter of this Agreement.

10.2 No director, officer, employee or agent of any party has any authority to make any representation or commitment not contained in this Agreement and each party has executed this Agreement without reliance upon any such representation or commitment.

Force Majeure

10.3 No party will be liable for its failure to perform any of its obligations under this Agreement as a result of Acts of God (including all natural disasters), strikes, lockouts, civil disturbances, government or court ordered interruptions or delays, acts of war and riots, but that either Party to this Agreement may elect to terminate it upon three months written notice to the other if force majeure cannot or is not remedied within three months after its occurrence.

Severability

10.4 If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

Amendments

10.5 This Agreement may not be amended except in writing signed by both parties.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

Assignment

10.6 Neither party will be entitled to assign this Agreement without the written consent of the other party, which consent cannot be unreasonably withheld.

Governing Law

10.7 This Agreement is and will be deemed to have been made in Suzhou, China for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in Hong Kong and the rights and remedies of the parties will be determined in accordance with those laws.

Attornment

10.8 Each of the parties irrevocably attorns to the Hong Kong International Arbitration Center and all courts having appellate jurisdiction thereover.

Notice

10.9 To be effective, a notice, request, demand or direction (each for the purposes of this provision a "notice") to be given pursuant to this Agreement by one party to another party must be in writing and must be

     10.9.1    delivered by hand or by mail, or

     10.9.2 received by telecopy transmission or other similar form of written communication by electronic means,

in each case addressed as applicable as follows:

         If to Agent at:

                  East Asia Chambers
                  P.O. Box 901
                  Road Town Tortola
                  British Virgin Island
                  Attention:  Mr. James Harris III or appointed person
                  Fax: + 1-604-669-4243

                  with a copy to such other offices or Agent as may be specified by Agent to Licensors;

         If to Licensors at:

                  Jiangsu Wuzhong Industry Co. Ltd.
                  Suzhou Zhongkai Bio-Pharmaceuticals Plant at 5, ChengHu Road, Wuzhong Economic Zone of Development. SuZhou, People's Republic of China.215128
                  Attention: Mr. Zhong Shenzheng or The person appointed
                  Fax: +86-512w65620523

or to such other address or fax number as is specified by the addressee by notice to the other party.

10.10 A notice delivered or sent in accordance with ss.10.9 will be deemed to be given and received

     10.10.1 at 8.00 a.m. on the day of delivery or receipt at the place of delivery or receipt if that day is a Business Day at that place and the delivery or receipt is before that time on that day)

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

     10.10.2 at the time of delivery or receipt if received on or after 8.00 a.m. and before 4.00 p.m. at the place of delivery or receipt on a day that is a Business Day at that place, and

     10.10.3 at 8.00 a.m. at the place of delivery or receipt on the next day that is a Business Day at that place, if delivered or received on a day that is not a Business Day at that place or at or after
               4.00 p.m. at that place.

No Partnership

10.11 Nothing in this Agreement will constitute, by any means, a partnership between Licensors AND Agent or Licensees.

Binding Effect

10.12 This Agreement will ensure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

Further Assurances

10.13 Each Party will carry out its corresponding responsibilities and rights in order to execute this Agreement. For unforeseen expenses that may occur in the future, both Parties agree to negotiate in good faith.

Survival

10.14 The obligations under Section 6, 7, 8, 9 and 10 shall survive the termination of this Agreement.

Counterparts

10.15 This Agreement will be signed in English and Chinese, both of them should be identical and with the same effect. Should there appear differences of interpretation then, the English version will supersede the Chinese version.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------
                            CONFIDENTIAL INFORMATION

IN WITNESS WHEREOF this Agreement was executed by the parties as of the day and year first above written.



Allwin Biotrade, Inc.                         Witnessed by:

Per:   /s/  Alexander Wick                    Per:   /s/  James Harris
      ---------------------------                  -----------------------------



Jiangsu Wuzhong Industry Co. Ltd.              Witnessed by:

Per:  /s/ Yao Jianlin                          Per:   /s/  Alain Jang
      ---------------------------                   ----------------------------



Jiangsu Wuzhong Industry Co.,Ltd.
Suzhou Zhongkai Bio-Pharmaceuticals Plant      Witnessed by:

Per:  /s/ Zhong Shenzheng                      Per: /s/  Alain Jang
      -----------------------------                 ----------------------------








                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------

                            CONFIDENTIAL INFORMATION

                                   SCHEDULE A

The following table lists out the price which will be in effect until one year after the date of first purchase order (FOB China)

--------------------------------------------------------------------------------
       Number of Vials                             Vial Size
                                   75 ug             150 ug             300 ug
                                    USD                USD               USD
         < 10,000                  * * *              * * *             * * *
     10,001 - 50,000               * * *              * * *             * * *
     50,001 - 100,000              * * *              * * *             * * *
     10,001 - 200,000              * * *              * * *             * * *
         > 200,000                 * * *              * * *             * * *
--------------------------------------------------------------------------------



























            * * * CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED
                              WITH THE COMMISSION.


                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------

                            CONFIDENTIAL INFORMATION

                                   SCHEDULE B

Product: JIEXIN

Granulocyte Colony Stimulating Factor ("GCSF") for injection.

Market Area:

REGION - Africa.

COUNTRY
Angola, Benin, Burkina Fasco, Cameroon, Central African, Chad, Cobo Verde, Congo, Ethiopia, Gabon, Ghana, Guinea Conakry, Guinea-Bissau, Ivory-Coast, Kenya, Madagascar, Mali, Mauritania, Mozambique, Namibia. Nigeria. S. Tome and Principe, Senegal, South Africa, Sudan, Tanzania, Togo, Uganda, Zaire, Zambia, Zimbabwe

REGION -Asia.

COUNTRY
Bangladesh,   Brune,  Burma.  East  Timor;  India,  Indonesia,  Laos,  Malaysia,
Mauritius, Myanmar, North Korea, Pakistan, Philippines, Singapore, South Korea, Sri Lanka. Taiwan, Thailand

REGION -Eastern Europe

COUNTRY
Albania, Armenia, Azerbaijan, Bulgaria, Byelorussia, Croatia, Czech Republic, Estonia, Georgia, Hungary, Kazakhstan, Kirgizstan, Kosovo, Latvia, Lithuania. Macedonia. Moldova, Monogolia, Poland, Romania. Russia, Serbia, Slovakia, Slovenia, Ukraine, Uzbekistan

REGION -Western Europe

COUNTRY
Austria,  Belgium,  Denmark, Finland, France, Germany, Greece, Iceland, Ireland,
Italy,  Luxembourg,   Malta,  Netherlands.   Norway,  Portugal,  Spain,  Sweden,
Switzerland, United Kingdom

REGION -Latin America

COUNTRY
Argentina, Aruba, Barbados, Belize, Bolivia, Brazil, Chile, Colombia, Costa. Rica., Cuba, Dominican Republic, Ecuador, EI Salvador, French Guyana, Guatemala, Guyana, Haiti, Honduras, Jamaica, Martinique, Mexico, Nicaragua, Panama, Paraguay, Peru, Salvador, Surinam, Trinidad-Tobago, Uruguay, Venezuela

REGION -Middle East & North Africa

COUNTRY
Algeria, Egypt, Eritrea, Gulf States, Iran, Iraq, ,Jordan, Lebanon, Libya, Morocco, Oman, Palestine, Syria, Tunisia, Turkey, Yemen

REGION -North America

COUNTRY
Canada, United States

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------

                            CONFIDENTIAL INFORMATION

REGION -South Pacific

COUNTRY
Australia, New Zealand

*Remark: Supposed there is no any sales results happened in the above listed regions and countries within 3 years after signing the agreement, then these areas will not be included.

Indications:

Cancer Patients Receiving Myelosuppressive Chemotherapy

GCSF is indicated to decrease the incidence of infection, as manifested by febrile neutropenia, in patient with nonmyeloid malignancies receiving myelosuppressive anti-cancer drugs associated with a significant incidence of severe neutropenia with fever.

Patients With Acute Myeloid Leukemia Receiving Induction or Consolidation Chemotherapy

GCSF is indicated for reducing the time to neutrophil recovery and the duration of fever following induction or consolidation chemotherapy treatment of adults with AML.

Cancer Patients Receiving Bone Marrow Transplant

GCSF is indicated to reduce the duration of neutropenia and neutropenia-related clinical sequelae, e.g. febrile: neutropenia, in patients with nonmyeloid malignancies undergoing myeloablative chemotherapy followed by marrow transplantation.

Patient Undergoing Peripheral Bood Progenitor Cell Collection and Therapy

GSCF is indicated for the mobilization of hematopoietic progenitor cells into the peripheral blood for collection by leukapheresis.

Patients With Severe Chronic Neutropenia

GSCF is indicated for chronic administration to reduce the incidence and duration of sequelae of neutropenia (e.g. fever, infections; oropharyngeal ulcers) in symptomatic patients with congenital neutropenia, cyclic neutropenia, or idiopathic neutropenia.

Also, and any other indications approved in the Market Area at the time of Product Approval or subsequently thereafter.


                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------

                            CONFIDENTIAL INFORMATION

                                   SCHEDULE C

Costs and Responsibilities:

------------------------------------------------------------------------------------------------------
  Description                              Responsibility         Payments
------------------------------------------------------------------------------------------------------
  Manufacturing and analysis of            Licensors              Licensors*
  Product or Finished Product
  (rhG-CSF)
------------------------------------------------------------------------------------------------------
  Preparation of shipment, packaging       Licensors              Licensors*
------------------------------------------------------------------------------------------------------
  Shipment using air-mail                  Licensors              Licensors or Agent and Licensees *
------------------------------------------------------------------------------------------------------
  Preparation of Customs documents         Licensors              Licensors*
------------------------------------------------------------------------------------------------------
  Customs clearance in China               Licensors              Licensors.
------------------------------------------------------------------------------------------------------
  Customs clearance in Arrival Airport     Licensees              Licensees
------------------------------------------------------------------------------------------------------
  Receipt from custom-house                Licensees              Licensees
------------------------------------------------------------------------------------------------------
  Quality analysis of the product in
  company, Licensor should receive the
  analysis report within 20 business       Agent or Licensees     Agent or Licensees
  days, otherwise, the products were
  deemed to be qualified.
------------------------------------------------------------------------------------------------------
  Analysis in independent laboratory       Agent or Licensees     If, in opinion of the independent
  in the case of quality not                                      laboratory, the quality is good-
  complying with requirements and                                 Agent. if not - Licensors
  payments connected with such an
  analysis
------------------------------------------------------------------------------------------------------
  Checking analysis in another             Licensors              Licensors
  laboratory
------------------------------------------------------------------------------------------------------
  Packaging and labeling                   Licensees              Licensees
------------------------------------------------------------------------------------------------------
  Sales and distribution                   Agent or Licensees     Agent or Licensees
------------------------------------------------------------------------------------------------------
*- Included in the price of the Product.

                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------

                            CONFIDENTIAL INFORMATION

                                   SCHEDULE D

                        Licensors Documentation Expenses

Licensors will be billed at a price of USD$* * *.







































            * * * CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED
                              WITH THE COMMISSION.


                                              Initial:   /s/ Zhong      /s/ AW
                                                         ---------      ------

                            CONFIDENTIAL INFORMATION